                                                                    EXHIBIT 99.1


                              Financial Statements

                              Preview Travel, Inc.

                          Year Ended December 31, 1999
                     with Report of Independent Accountants



                                    CONTENTS


Report of Independent Accountants                                               5

Consolidated Financial Statements

Consolidated Balance Sheet                                                      6
Consolidated Statement of Operations                                            7
Consolidated Statement of Stockholders' Equity                                  8
Consolidated Statement of Cash Flows                                            9
Notes to Consolidated Financial Statements                                     10


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Preview Travel, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Preview Travel, Inc. (the "Company") at December 31, 1999, and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
San Francisco, California
January 20, 2000

                      PREVIEW TRAVEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                    DECEMBER 31,
                                                                                    ------------
                                                                                        1999
                                                                                        ----
                                    ASSETS
Cash and cash equivalents                                                        $               979
Marketable securities                                                                         12,939
Accounts receivable, net of allowance for doubtful accounts of $195                            6,698
Other assets                                                                                   3,494
                                                                                  -------------------
          Total current assets                                                                24,110
Marketable securities - noncurrent                                                            12,307
Property and equipment, net                                                                    5,303
Other assets                                                                                     830
                                                                                  -------------------
          Total assets                                                           $            42,550
                                                                                  ===================


                     LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                                 $               849
Accrued liabilities                                                                            5,500
Current portion of capital lease and other obligations                                         1,163
                                                                                  -------------------
          Total current liabilities                                                            7,512
Capital lease obligations, less current portion                                                  847
Accrued liabilities, noncurrent                                                                  138
                                                                                  -------------------
          Total liabilities                                                                    8,497
                                                                                  ===================

Commitments (Note 5)

Stockholders' equity:
     Preferred stock, $0.001 par value; 5,000,000 shares authorized; no
        shares issued and outstanding                                                              -
     Common stock, $0.001 par value; 50,000,000 shares authorized;
        14,018,358 shares issued and outstanding                                                  14
     Additional paid-in capital                                                              122,637
     Other stockholders' equity                                                               (2,057)
     Accumulated other comprehensive loss                                                       (292)
     Accumulated deficit                                                                     (86,249)
                                                                                  -------------------
          Total stockholders' equity                                                          34,053
                                                                                  -------------------
          Total liabilities and stockholders' equity                             $            42,550
                                                                                  ===================


        The accompanying notes are an integral part of these consolidated financial statements

                      PREVIEW TRAVEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                     DECEMBER 31,
                                                                                     ------------
                                                                                         1999
                                                                                         ----
Revenues:
     Transaction revenue                                                          $           20,025
     Advertising revenue                                                                      11,041
                                                                                   ------------------
          Total revenues                                                                      31,066

Cost of revenues                                                                              10,936
                                                                                   ------------------

     Gross profit                                                                             20,130

Operating expenses:
     Marketing and sales                                                                      38,670
     Technology operations and development                                                     5,182
     General and administrative                                                                8,482
     Stock based compensation expense                                                          2,498
     Merger expense                                                                            1,009
                                                                                   ------------------
          Total operating expenses                                                            55,841

     Operating loss                                                                          (35,711)

Interest income, net                                                                           2,267
                                                                                   ------------------

      Loss before income taxes                                                               (33,444)

Income tax expense                                                                               (61)
                                                                                   ------------------

Net loss                                                                          $          (33,505)
                                                                                  ===================

Basic and diluted net loss per share                                              $            (2.42)
                                                                                  ===================

Shares used in computation of basic and diluted net loss per share                            13,850
                                                                                  ===================



        The accompanying notes are an integral part of these consolidated financial statements

                      PREVIEW TRAVEL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                                                          ACCUMULATED
                                                              ADDITIONAL     OTHER           OTHER                       TOTAL
                                                               PAID-IN    STOCKHOLDERS'  COMPREHENSIVE  ACCUMULATED   STOCKHOLDERS'
                                       SHARES       AMOUNT     CAPITAL       EQUITY          INCOME       DEFICIT        EQUITY
                                       ------       ------     -------       ------          ------       -------        ------
Balance at January 1, 1999             13,657     $     14     $115,774     $   (357)     $      -      $(52,744)     $ 62,687

  Comprehensive loss
     Net loss                               -            -            -            -             -       (33,505)      (33,505)
     Unrealized loss on
        marketable securities               -            -            -            -          (292)            -          (292)
        Total comprehensive
            loss                            -            -            -            -             -             -       (33,797)
  Issuance of common stock
     under stock option and
     purchase plan                        361            -        2,720            -             -             -         2,720
  Issuance of note
     receivable                             -            -            -          (55)                          -           (55)
  Deferred compensation in
     connection with issuance of
     stock options                          -            -        4,143       (4,143)            -             -             -
  Amortization of deferred
     compensation in connection
     with issuance of stock
     options                                -            -            -        2,498             -             -         2,498
                                     -----------------------------------------------------------------------------------------
Balance at December 31, 1999           14,018     $     14     $122,637     $ (2,057)     $   (292)     $(86,249)     $ 34,053
                                     =========================================================================================


        The accompanying notes are an integral part of these consolidated financial statements

                      PREVIEW TRAVEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                 DECEMBER 31,
                                                                                     1999
                                                                                     ----

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss                                                                      $          (33,505)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                                            2,372
  Amortization of deferred compensation                                                    2,498
  Provision for doubtful accounts                                                            628
 Changes in operating assets and liabilities:
   Accounts receivable                                                                    (4,903)
   Other assets                                                                             (647)
   Accounts payable and accrued liabilities                                                  226
                                                                               ------------------
   Net cash used in continuing operating activities                                      (33,331)
   Net cash provided by discontinued operations                                              419
                                                                               ------------------
   Net cash used in operations                                                           (32,912)
                                                                               ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment                                                    (3,471)
 Purchase of short-term marketable securities                                            (15,945)
 Proceeds on sales of short-term marketable securities                                    19,473
 Purchase of long-term marketable securities                                              (4,066)
 Proceeds on sales of long-term marketable securities                                     16,162
                                                                               ------------------
   Net cash provided by investing activities                                              12,153
                                                                               ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on obligations under capital leases                                             (1,290)
 Proceeds from issuance of common stock, net                                               2,665
                                                                               ------------------
   Net cash provided by financing activities                                               1,375
                                                                               ------------------

Net decrease in cash                                                                     (19,384)
Cash and cash equivalents, beginning of period                                            20,363
                                                                               ------------------

Cash and cash equivalents, end of period                                      $              979
                                                                               ==================


        The accompanying notes are an integral part of these consolidated financial statements

                      PREVIEW TRAVEL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    THE COMPANY:

    Preview Travel, Inc. ("Preview Travel" or the "Company") is a leading provider of branded online travel services for leisure and small business travelers. The Company operates its own Web sites (www.previewtravel.com, www.reservations.com and www.vacations.com), the primary travel service on America Online, Inc. ("AOL") and a co-branded travel Web site with Excite, Inc. ("Excite") and with Lycos, Inc. ("Lycos"). In addition to its reservation and ticketing service, the Company offers vacation packages, discounted and promotional fares, travel news and destination content, including content licensed from Fodor's Travel Publications, Inc. ("Fodor's").

    On December 31, 1998, the Company completed a transaction pursuant to which substantially all of the assets of the Company's television business, as operated by the Company's wholly owned subsidiary, News Travel Network, Inc. ("NTN"), were transferred to NewsNet Central, Inc. ("NNC"). The Company currently holds a minority equity interest in NNC. Prior to this transaction, through its television business, Preview Travel produced entertainment programming for broadcast and cable television and the in-flight market. The television business also produced 90-second news inserts for local television station newscasts.

    In October 1999, the Company signed an agreement to merge with and into Travelocity.com, Inc., subject to certain conditions and regulatory approval. The merger was completed effective March 7, 2000. See Note 2.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

BASIS OF PRESENTATION:

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Preview Travel Online, Inc. and NTN. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

REVENUE RECOGNITION:

    TRANSACTION REVENUES:

    Transaction revenues consist of commissions from travel suppliers for air travel, hotel rooms, car rentals, vacation packages and cruises, net of allowances for cancellations, and are recognized upon confirmation of the reservation. In addition, transaction revenues include segment fees received from global distribution services ("GDS") suppliers. Certain travel suppliers also pay performance-based compensation, known as overrides which are recognized on an accrual basis once the amount has been confirmed with the travel supplier, which generally reflects the performance for a prior quarterly period.

    ADVERTISING REVENUES:

    Advertising revenues are derived primarily from the delivery of advertising impressions on the Company's Web sites. Advertising revenues are recognized in the period the advertising impressions are delivered. Advertising revenues also includes marketing revenue, which is earned over the term of the contract.

TECHNOLOGY OPERATIONS AND DEVELOPMENT:

    Technology operations and development costs are expensed as incurred.

CASH EQUIVALENTS AND MARKETABLE SECURITIES:

    The Company invests certain of its excess cash in debt instruments of the U.S. Government and its agencies and high quality corporate and foreign government issuers as well as money market funds and certificate of deposits. All highly liquid instruments with an original maturity of 90 days or less are considered cash equivalents; those with original maturities greater than 90 days and current maturities less than twelve months from the balance sheet date are considered short-term marketable securities. Marketable securities with maturity of twelve months or more from the balance sheet date are considered marketable securities - noncurrent.

    The Company has classified debt securities as available-for-sale. Available-for-sale securities are carried at fair value, based on quoted market prices, with the unrealized gains or losses, net of tax, reported in stockholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, both of which are included in interest income. Realized gains and losses are recorded using the specific identification method and are recorded in interest income (expense), net and are not material for the year ended December 31, 1999. Available-for-sale securities were recorded at fair market value as of December 31, 1999. The Company recorded an unrealized loss of $292,000 as of December 31, 1999.

    The following is a summary of available-for-sale securities at December 31, 1999 (in thousands):


                                                                             UNREALIZED        MARKET
                                                                 COST           LOSS           VALUE
                                                              ----------   ---------------  ------------
Corporate debt securities                                   $    13,559  $            (92) $     13,467
U.S. government obligations                                      10,972              (198)       10,774
Foreign government obligations                                    1,007               (2)         1,005
Money market funds                                                  487                 -           487
                                                              ----------   ---------------  ------------

                                                            $    26,025  $           (292) $     25,733
                                                              ==========   ===============  ============

Amounts included in cash and cash equivalents                                                       487
Amounts included in marketable securities                                                        12,939
Amounts included in marketable securities - noncurrent                                     $     12,307
                                                                                            ------------
                                                                                           $     25,733
                                                                                            ============


PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, typically five years. Assets held under capital leases are amortized using the straight-line method over the term of the lease or estimated useful lives, whichever is shorter. Amortization of leasehold improvements is computed using the shorter of the term of the Company's facility leases or the estimated useful lives of the improvements.

ADVERTISING EXPENSE:

    The cost of advertising is expensed as incurred. Such costs are included in marketing and sales and totaled approximately $16,275,000 for the year ended December 31, 1999.

INCOME TAXES:

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

BUSINESS RISK AND CREDIT CONCENTRATION:

    The Company operates in the online travel services industry, which is new, rapidly evolving and intensely competitive. The Company competes primarily with traditional travel agencies and online travel reservation services. In the online travel services market, the Company competes with other entities that maintain similar commercial Web sites. There can be no assurance that the Company will achieve sufficient online traffic, travel bookings or commissions to realize economies of scale that justify its significant commitments to third parties.

    Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents, marketable securities and accounts receivable. Cash equivalents and marketable securities are maintained with two major financial institutions.

    The Company's advertising customers are located across the United States and are primarily in travel, internet and consumer businesses. The Company does not perform formal credit evaluations of customers and does not require collateral. Allowances are maintained for potential credit losses, and such losses have been within management's expectations.

    Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the carrying value of the borrowings under the capital lease obligations approximate their fair value.

RECENT ACCOUNTING PRONOUNCEMENTS:

    The Company implemented new accounting standards in fiscal 1999. The adoption of these standards did not have a material effect on our financial position or results of operations.

    In 1999, the Company adopted Statement of Position 98-1 ("SOP 98-1"), " Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for certain costs in connection with obtaining or developing computer software for internal use and requires that entities capitalize such costs once certain criteria are met. The adoption of SOP 98-1 did not have an impact on our consolidated financial position, results of operations or cash flows.

    In June of 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management has not yet evaluated the effects of this change on its operations.

    In July 1999, the FASB issued Statement of Financial Accounting Standards No. 137 ("SFAS 137"), "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133". SFAS 137 deferred the effective date of SFAS 133 until the first fiscal quarter beginning after June 15, 2000.

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances. We are currently evaluating the impact of SAB 101 on our financial statements and related disclosures. The accounting and disclosures prescribed by SAB 101 will be effective for our fiscal year ended December 31, 2000.

2.  MERGER:

On October 3, 1999, Preview Travel entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sabre Inc. ("Sabre") whereby Preview Travel would be merged with Sabre's wholly owned subsidiary, Travelocity.com Inc. ("Travelocity"). At the effective date of the merger, Sabre and Preview Travel will own approximately 70% and 30%, respectively, of the equity of the combined businesses of Travelocity and Preview Travel. The stockholders approved the merger on March 7, 2000 and the merger became effective. Merger expenses, primarily consisting of legal fees, were $1.0 million for the year ended December 31, 1999. In conjunction with the merger, and effective upon the close of the merger, the Company incurred a one-time expense of approximately $6.3 million. The fee, which was expensed in fiscal 2000, was related to a fairness opinion and advisory services provided by the Company's investment advisors.

3.  BALANCE SHEET DETAIL:

    Other current assets are comprised of the following (in thousands):


                                                                 DECEMBER 31,
                                                                    1999
                                                                    ----

Prepaid online distribution expense                        $             1,348
Other                                                                    2,146
                                                            --------------------

                                                           $             3,494
                                                            ====================

    Property and equipment are summarized as follows (in thousands):


                                                                 DECEMBER 31,
                                                                    1999
                                                                    ----
Computer equipment                                         $             6,107
Furniture and fixtures                                                   1,633
Leasehold improvements                                                   1,643
                                                            --------------------

                                                                         9,383

Less accumulated depreciation and amortization                          (4,080)
                                                            --------------------

Property and equipment, net                                $             5,303
                                                            ====================

     Equipment under capital leases included in property and equipment amounted to $1,571,000 (net of $2,196,000 accumulated depreciation) at December 31, 1999 and was primarily composed of computer equipment.

 Accrued liabilities are comprised of the following (in thousands):


                                                                 DECEMBER 31,
                                                                    1999
                                                                    ----
Accrued trade payables                                     $             2,578
Accrued employee compensation                                            1,912
Deferred revenue                                                           687
Accrued rent expense                                                       206
Other                                                                      117
                                                            --------------------

                                                           $             5,500
                                                            ====================


4.  INCOME TAXES:

     For the year ended December 31, 1999, the provision for income taxes is comprised of minimum state tax expense. No provision for federal or state income taxes has been recorded for the year ending December 31, 1999 as the Company incurred net operating losses.

    Deferred tax asset as of December 31, 1999 is comprised of the following (in thousands):


                                                                 DECEMBER 31,
                                                                    1999
                                                                    ----
Net Operating Loss carryforwards                           $             33,755
Other                                                                       848
Deferred Rent                                                                82
Property and Equipment                                                      492
                                                            --------------------
                                                                         35,177
Less Valuation Allowance                                                (35,177)
                                                            --------------------

                                                           $                  -
                                                            ====================


    Due to the uncertainty surrounding the realization of the deferred tax asset in future tax returns, the Company has placed a full valuation allowance against its net deferred tax assets. The valuation allowance has increased by $12,143,000 during 1999. Deferred tax assets and the related valuation allowance include approximately $2,619,000 related to certain U.S. operating loss carryforwards resulting from the exercise of employee stock options, the tax benefit if which, when recognized, will be accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision.

    The difference between the statutory rate of approximately 34% and the tax benefit of zero recorded by the Company is primarily due to the Company's full valuation allowance against its net deferred tax assets.

    At December 31, 1999, the Company had available net operating loss carryforwards for federal and state income tax purposes of approximately $91,624,000 and $44,613,000, respectively. These carryforwards expire from 2000 to 2019. Due to changes in the Company's ownership in 1996 and 1997, future utilization of a portion of these net operating loss carryforwards will be subject to certain limitations of annual utilization as defined by the Tax Reform Act of 1986.

5.  COMMITMENTS:

    The Company leases its office space under non-cancelable operating lease arrangements. The Company pays certain operating expenses and property taxes related to the leased office space. In addition, the Company leases office space that formerly housed the Company's television operations. The Company has a sublease agreement with NNC for the former television operations space. All leases and subleases expire from 2001 to 2003, with certain leases containing an option for early termination in 2001. The Company also leases certain office equipment and computers under capital leases expiring through 2003.

    Future minimum annual lease payments for both operating and capital leases are as follows (in thousands):


                                                                     OPERATING              CAPITAL
                                                                     ---------              -------
2000                                                          $              1,667  $              1,142
2001                                                                           991                   664
2002                                                                           287                   228
2003                                                                           287                     9
                                                                -------------------   -------------------

Total minimum lease payments                                  $              3,232  $              2,043
                                                                ===================   ===================

Less amounts representing interest                                                                   184
                                                                                      -------------------

Present value of minimum lease payments                                                            1,859
Less current portion                                                                               1,012
                                                                                      -------------------

Noncurrent portion of capital lease obligations                                     $                847
                                                                                      ===================


    Total rent expense for office space was $854,000 for the year ended December 31, 1999.

    The Company has entered into distribution and licensing agreements with AOL, a related party, Excite, Lycos and others under which these companies are obligated to deliver minimum numbers of annual page views to the Company through online areas featuring the Company's travel services. The Company is also obligated to pay a percentage of commissions earned by the Company in excess of certain thresholds and, to retain the right to be the primary provider of travel services on AOL, must achieve specified levels of annual travel service bookings.

    In connection with these agreements, the Company is obligated to make aggregate minimum payments to AOL, Excite (adjusted for amended amount, see
Note 12), Lycos and others as follows (in thousands):


2000                                                          $             11,404
2001                                                                        10,529
2002                                                                         6,831
                                                                -------------------
Total minimum payments                                        $             28,764
                                                                ===================


6.  STOCKHOLDERS' EQUITY:

    STOCKHOLDER RIGHTS PLAN

    In October 1998, the Board of Directors adopted a stockholders' rights plan under which rights were distributed to stockholders of record on November 12, 1998. The rights are not exercisable until ten days after a person or group announces the acquisition of 20 percent or more of the Company's outstanding Common Stock or the commencement of a tender offer which would result in ownership by the person or group of 20 percent or more of the outstanding Common Stock. Each right entitles stockholders to buy one one-thousandth of a share of the Company's Series A Participating Preferred Stock at an exercise price of $100. The Company will be entitled to redeem the rights at $0.01 per right at any time on or before the tenth day following acquisition by a person or group of 20 percent or more of the Company's Common Stock. If a person or group acquires 20 percent or more of The Company's Common Stock prior to redemption of the rights, the rights will entitle stockholders other than the potential acquiror to purchase, at the then current exercise price, that number of shares of the Company's Common Stock (or, in certain circumstances as determined by the Board of Directors, cash, other property or other securities) having a market value at that time of twice the exercise price. If, after the tenth day following acquisition by a person or group of 20 percent or more of the Company's Common Stock, the Company sells more than 50 percent of its assets or earning power or is acquired in a merger or other business combination transaction, the acquiror must assume the obligations under the rights, and the rights will become exercisable to acquire common stock of the acquiror at the discounted price. Under certain circumstances, the Company's Board of Directors may also exchange the rights (other than those owned by the acquiror or its affiliates) for its Common Stock at an exchange ratio of one share of Common Stock per right.

    In October 1999, in accordance with the Merger Agreement the Company's Board of Directors authorized an amendment to the stockholders' rights plan in order to render the rights issued thereunder inapplicable to the Merger Agreement.

    PREFERRED STOCK:

    In November 1997 the shareholders of the Company approved an amendment to the Company's certificate of incorporation, authorizing 5,000,000 shares of preferred stock of which the Board of Directors has the authority to issue and to determine the rights, preferences and privileges. In October 1998, in connection with the stockholders rights plan the Company designated 100,000 shares of preferred stock as Series A Participating Preferred Stock with $0.001 par value per share.

    OTHER STOCKHOLDERS' EQUITY

    Other stockholders' equity comprise the following (in thousands):

                                                                                       DECEMBER 31,
                                                                                           1999
                                                                                           ----
Deferred compensation                                                             $            (2,002)
Stockholder note receivable                                                                       (55)
                                                                                   -------------------
                                                                                  $            (2,057)
                                                                                   ===================


    The stockholder note receivable represents the amount due from a stockholder in exchange for the issuance of common stock. The stockholder note receivable and all accrued interest is due February 2003.

7.  STOCK OPTION PLAN:

    1988 STOCK OPTION PLAN:

    In 1988, the stockholders of the Company approved the 1988 Stock Option Plan (the "1988 Plan"), which, as amended, authorized 1,681,750 shares of the Company's common stock as available for the granting of options. Under the 1988 Plan, the Board of Directors may grant options for common stock to employees, directors and consultants either as incentive stock options or nonstatutory options. Options granted as incentive stock options are at an exercise price not lower than the fair market value of the stock at the date the options are granted. Nonstatutory options are issued at between 85% and 100% of fair market value. Options granted under the 1988 Plan generally vest 25% on the first anniversary of the grant date and the remainder vest monthly over the next three years. Generally, the terms of this plan provide that options expire up to a maximum of five years from the date of grant.

    1997 STOCK OPTION PLAN:

    In November 1997, the stockholders of the Company approved the 1997 Stock Option Plan (the "1997 Plan"), which authorized an additional 1,500,000 shares of the Company's common stock as available for the granting of options with terms and conditions substantially similar to those of the 1988 Plan, except that under this plan the options expire up to ten years from the date of grant.

    In May 1999, the Company's stockholders approved an amendment to the 1997 Plan that authorized the increase of the number of shares of common stock reserved for issuance of stock options by 1,300,000 shares.

    1997 DIRECTORS' STOCK OPTION PLAN:

    In November 1997, the stockholders of the Company approved the 1997 Directors' Stock Option Plan (the "1997 Directors' Plan"), which authorized an additional 250,000 shares of the Company's common stock as available for the granting of options. Options granted under the 1997 Directors' Plan are nonstatutory options and will be issued at 100% of fair market value at the time of grant. Options granted become exercisable over four years and expire up to ten years from the date of grant. The 1997 Directors' Plan calls for an initial grant of shares for each new non-employee member of the Board of Directors in addition to an automatic annual grant thereafter.

    In April 1999, the Company's stockholders approved an amendment to the 1997 Directors' Plan that provided for the automatic grant of a stock option to purchase 5,000 shares of common stock to each nonemployee director for each committee of the Board of Directors on which such director serves.

    OTHER STOCK OPTION AMENDMENTS:

    In July 1999, the Board of Directors adopted a resolution that amended the 1988 Plan, the 1997 Plan and the 1997 Directors' Plan. Under the resolution, 50% of the unvested outstanding options granted under the aforementioned plans will automatically vest upon a change of control transaction. The Company's proposed merger with Travelocity qualifies as a change in control transaction and will result in accelerated vesting at the effective date of the merger. The stockholders of the Company approved the merger on March 7, 2000. As a result, the merger became effective and 50% of the unvested outstanding shares of the Company were automatically vested. See
Note 2.

At December 31, 1999, 3,475,000 shares of common stock were reserved for the exercise of stock options. The following table summarizes activity under the Company's stock option plans for the year ended December 31, 1999:


                                                                                          OUTSTANDING OPTIONS
                                                                                   ----------------------------------
                                                                                                         WEIGHTED
                                                                   AVAILABLE          NUMBER             AVERAGE
                                                                   FOR GRANT        OF SHARES         EXERCISE PRICE
                                                                  -----------      -----------       ----------------
Balance at January 1, 1999                                           1,011            1,616             $    10.43
     Additional shares authorized for issuance                       1,300                -             $        -
     Options granted                                                (2,260)           2,260             $    19.94
     Options exercised                                                   -             (244)            $     6.78
     Options canceled                                                  576             (576)            $    11.62
     Options expired                                                  (208)               -             $        -
                                                                  -----------      -----------
Balance at December 31, 1999                                           419            3,056             $    17.52
                                                                  -----------      -----------

Options exercisable at December 31, 1999                                                792             $    11.16


    The following table summarizes information with respect to stock options outstanding at December 31, 1999:


                                             OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                          -----------------------------------------------------        ---------------------------------
                                                  WEIGHTED
                                                  AVERAGE            WEIGHTED                                 WEIGHTED
                                NUMBER           REMAINING           AVERAGE              NUMBER              AVERAGE
   RANGE OF EXERCISE         OUTSTANDING        CONTRACTUAL         EXERCISE           EXERCISABLE           EXERCISE
        PRICES               (THOUSANDS)        LIFE (YEARS)          PRICE            (THOUSANDS)             PRICE
-----------------------   ----------------   ----------------      ------------        -------------      --------------
  $     2.20 - 9.94               622               3.69          $       4.65              486          $       3.93
  $     9.95 - 15.69              579               9.32          $      15.20               52          $      13.72
  $     15.70 - 20.40             492               9.34          $      19.29               56          $      19.62
  $     20.41 - 22.94             478               9.25          $      21.49                -          $      21.75
  $     22.95 - 26.88             747               9.41          $      23.41              142          $      23.61
  $     26.89 - 58.00             138               8.70          $      33.39               56          $      31.49
                         -----------------                                             -------------
                                3,056               8.16          $      17.52              792          $      11.16
                         =================                                             =============


1997 EMPLOYEE STOCK PURCHASE PLAN:

    In November 1997, the stockholders of the Company approved the 1997 Employee Stock Purchase Plan (the "ESPP") and reserved 500,000 shares of common stock for sale to employees at a price no less than 85% of the lower of the fair market value of the common stock at the beginning of the two-year offering period or the end of each of the six-month purchase periods. As of December 31, 1999, 158,539 shares had been issued under the plan and 341,461 shares were reserved for future issuance.

    The following information concerning the Company's stock option plans is provided in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The Company accounts for such plans in accordance with APB No. 25, "Accounting for Stock Issued to Employees."

    The fair value of each option grant has been estimated on the date of grant using the minimum value method for all years ended prior to the initial public offering, and subsequently through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model in 1999, with the following weighted average assumptions used for grants in 1999:


                                  STOCK OPTION           EMPLOYEE STOCK
                                      PLAN                PURCHASE PLAN
                                      ----                -------------
                                      1999                    1999
                                      ----                    ----
Risk-free interest rate               4.70%                   4.81%
Expected volatility                    110%                    110%
Expected life                        5 years                6 months
Dividend rate                            -                       -


    The weighted average fair value per option granted in 1999 was $16.05.

    The following pro forma net loss and net loss per share information has been prepared as if the Company had followed the provisions of SFAS No. 123 (in thousands except per share data):


                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1999
                                                                       ----
Net loss:
     As reported                                                   $  (33,505)
     Pro forma                                                     $  (40,893)

Basic and diluted net loss per share:
     As reported                                                   $    (2.42)
     Pro forma                                                     $    (2.95)


    These pro forma amounts may not be representative of the effects on reported net income (loss) for future years as options vest over several years and additional awards are generally made each year.

    In connection with the completion in November 1997 of the Company's initial public offering, certain options granted in 1997 have been considered to be compensatory. Compensation associated with such options as of December 31, 1997 amounted to $570,000. Of that amount, $143,000 has been charged to operations for the year ended December 31, 1999. The remaining $214,000 will be charged to operations through 2001.

8.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    During the year ended December 31, 1999, the Company made cash payments for interest of approximately $271,000, and state franchise taxes of $112,000.

    The following noncash investing and financing transactions occurred during the year ended December 31, 1999 (in thousands):


                                                                                        DECEMBER 31,
                                                                                            1999
                                                                                            ----
Property and equipment obtained through capital leases                            $                  80
                                                                                   ======================

Conversion of debt to capital lease                                               $                 200
                                                                                   ======================

Common stock issued for note receivable                                           $                  55
                                                                                   ======================

Unrealized loss on marketable securities                                          $                 292
                                                                                   ======================


9.  RELATED PARTY TRANSACTION:

    In December 1998, the Company's Board of Directors adopted a plan to sell the Company's television business, as operated by the Company's wholly-owned subsidiary, NTN. See Note 1.

    In consideration of the transfer of the assets of NTN to NNC, the Company received from NNC the following: (a) a convertible promissory note in the principal amount of $250,000 (the "Note"), (b) a subordinated promissory note in the principal amount of $1,000,000 (the "Subordinated Note"), which will bear interest at the rate of 6% per annum and will be secured by certain portions of the assets of NNC, including its fixed assets and the video library, and (c) a warrant to purchase up to 2,275,445 shares of Common Stock of NNC at an exercise price of $0.45 per share (the "Warrant"). In March 1999, the Note was automatically converted into shares of Series A Preferred Stock of NNC at a conversion price of $4.50 per share.

    As of December 31, 1999, James Hornthal, the Company's Chairman, holds 800,000 shares and the Company holds 829,000 shares of Common Stock of NNC, which each purchased on November 15, 1998 at a price of $0.015 per share. In addition, the Company owns 55,555 shares of the preferred stock of NNC. As of December 31, 1999, the Company owns approximately 16.1% of NNC's voting stock.

    In addition, during 1998 the Company and NNC entered into a Services Agreement that provides for, among other things, the following: (a) the sublease to NNC of the Company's facilities at One Beach Street in San Francisco, (b) the Company's right to act as the co-exclusive advertising sales representative for NTN's Travel Update programs, (c) a perpetual, non-exclusive, royalty-free license to use NTN's travel video library (including any enhancements thereto), and (d) the continued branding of NTN's "Travel News" and "Travel Update" programs with "Preview Travel" marks. NNC has also agreed not to provide online travel services for a period of five years following the termination of the Services Agreement.

    As the historical operations of the Company's television business were not profitable, and due to significant risks inherent in the independent television business, the Company has attributed no value to the Subordinated Note and the Warrant. The net value of the Company's investment in NNC is recorded at $250,000.

    During the year ended December 31, 1999 the Company recorded marketing expenses of $6,400,000 pursuant to an agreement with AOL, a stockholder of the Company. The Company has a separate agreement with AOL under which advertising revenue is shared based upon the terms of the agreement. In relation to this agreement, the Company recorded advertising revenue of approximately $1.6 million for the year ended December 31, 1999. The remaining receivable related to advertising revenue was approximately $711,000 as of December 31, 1999.

10. EARNINGS PER SHARE (EPS) DISCLOSURES:

    In accordance with the requirements of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," a reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts).


                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1999
                                                                                       ----
Numerator - Basic and diluted EPS
  Net loss                                                                    $          (33,505)
                                                                                 ===================
Denominator - Basic and diluted EPS
  Weighted average common stock outstanding                                               13,850
                                                                                 ===================

Basic and diluted earnings per share                                          $            (2.42)
                                                                                 ===================


    Stock options outstanding as of December 31, 1999 of 3,056,000 at weighted average prices of $17.52, have not been included in the diluted EPS calculations as they are antidilutive.

11. SEGMENT REPORTING AND SIGNIFICANT CUSTOMERS

    The Company has adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", SFAS No. 131 changes current practice under SFAS No. 14 by establishing a new framework on which to base segment reporting and introduces requirements for interim reporting of segment information. The Company has organized its operations into a single operating segment, providing branded online travel service and local content. Further, the Company derives the significant majority of its revenues from operations in the United States.

For the year ended December 31, 1999 no customer accounted for more than 10% of the Company's revenues.

12.  COMPREHENSIVE INCOME

     The Company has adopted Statement of Accounting Standards No. 130
(SFAS 130), "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components in the financial statements. Unrealized loss on marketable securities for 1999 represent the Company's only component of comprehensive income, which is excluded from net income.








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